UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 26, 2005

Protective Life Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-12332	95-2492236
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2801 Highway 280 South
Birmingham, Alabama 35223
(Address of principal executive offices and zip code)

(205) 268-1000
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 26, 2005, Golden Gate Captive Insurance Company (“Golden Gate”), a special purpose financial captive insurance company wholly-owned by Protective Life Insurance Company (“Protective Life”), itself a wholly-owned subsidiary of Protective Life Corporation (the “Company”) issued $100 million in aggregate principal amount of floating rate surplus notes due August 15, 2037 (the “Notes”) under a surplus notes facility established with certain purchasers (the “Facility”) through which Golden Gate may issue up to an aggregate of $400 million of surplus notes. The Notes are direct financial obligations of Golden Gate and are not guaranteed by Protective Life or by the Company.

The Notes were issued by Golden Gate to fund statutory reserves required by the Valuation of Life Insurance Policies Regulation (Regulation XXX). Golden Gate has entered into agreements to reinsure certain term life insurance policies having guaranteed level premiums on a 100% coinsurance basis from Protective Life and two of its subsidiaries, Empire General Assurance Corporation (“Empire General”) and West Coast Life Insurance Company (“West Coast Life”). Lehman Brothers Holdings, Inc. will serve as committed purchaser under the surplus notes facility. Under the terms of the Notes, the holders of the Notes cannot require repayment from the Company or any of its subsidiaries, other than Golden Gate, the direct issuer of the Notes, although each of Protective Life, Empire General and West Coast Life has agreed to indemnify Golden Gate for certain costs, and Protective Life has agreed to be jointly and severally liable with Golden Gate as to certain of its obligations (which obligations should not include payment of principal and interest on the Notes). In addition, the Company has entered into certain support agreements with Golden Gate obligating it to pay or make capital contributions to Golden Gate or otherwise provide support in respect of certain of Golden Gate’s expenses and in certain circumstances to collateralize certain of Protective Life’s obligations to Golden Gate.

The annual interest rate on the Notes will equal the one-month London Interbank Offered Rate (LIBOR), plus a spread. Such interest will be paid monthly in arrears on the 26th of each month. Any payment of principal of, including by redemption, or interest on the Notes may only be made with the prior approval of the Director of Insurance of the State of South Carolina in accordance with the terms of its licensing order and in accordance with applicable law. If an event of default occurs, the holders of the Notes have the right to declare the entire principal thereof and interest accrued thereon to be due and payable immediately, subject to regulatory approval. Golden Gate reserves the right to repay the Notes at any time, subject to prior regulatory approval.

Additional information regarding this transaction is set forth in the press release which is filed as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits:

99.1 - Press Release Dated August 30, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTIVE LIFE CORPORATION
By/s/Steven G. Walker
Steven G. Walker
Senior Vice President, Controller and Chief Accounting Officer
(Duly Authorized Officer)

Dated: Ausugt 31, 2005